Exhibit 4.2

Execution Version

FIFTH SUPPLEMENTAL INDENTURE

between

BCP INVESTMENT CORPORATION

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Dated as of October 15, 2025

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of October 15, 2025, is between BCP Investment Corporation (f/k/a Portman Ridge Finance Corporation), a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee (the “Trustee”). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below).

RECITALS OF THE COMPANY

On October 10, 2012, KCAP Financial, Inc. (later known as Portman Ridge Finance Corporation), a Delaware Corporation, and the Trustee, executed and delivered an Indenture (the “Base Indenture” and, as supplemented by this Fifth Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s debt securities evidencing its secured or unsecured indebtedness (the “Securities”), to be issued in one or more series as provided in the Base Indenture.

The Company has duly authorized the creation, issue and sale of $75,000,000 in aggregate principal amount of the Company’s 7.75% Notes due 2030 issued in the form of Exhibit A (the “Initial Notes”, together with any Additional Notes (as defined herein), the “Notes”).

The Company previously entered into the First Supplemental Indenture, dated as of October 10, 2012 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of August 14, 2017 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of April 30, 2021 (the “Third Supplemental Indenture”), and the Fourth Supplemental Indenture, dated as of October 15, 2025 (the “Fourth Supplemental Indenture”), each of which supplemented the Base Indenture. Neither the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, nor the Fourth Supplemental Indenture is applicable to the Notes.

Sections 901(4) and 901(6) of the Base Indenture provide that, without the consent of Holders of the Securities of any series issued under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to (i) change or eliminate any of the provisions of the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto) when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and (ii) establish the form or terms of Securities of any series as permitted by Section 201 and Section 301 of the Base Indenture.

The Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture (each, a “Future Supplemental Indenture”)).

The Company has duly authorized the execution and delivery of this Fifth Supplemental Indenture to provide for the issuance of the Notes and all acts and things necessary to make this Fifth Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.

NOW, THEREFORE:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

TERMS OF THE NOTES

Section 1.01 Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) The Notes shall constitute a series of Senior Securities having the title “7.75% Notes due 2030”. The Notes shall bear a CUSIP number of 73688F AE2 and an ISIN number of US73688FAE25.

(b) The aggregate principal amount of the Initial Notes that may be initially authenticated and delivered under the Indenture (except for Initial Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1305 of the Base Indenture, and except for any Securities that, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered under the Indenture) shall be $75,000,000. Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or a Future Supplemental Indenture, the Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case, “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes; provided that, if such Additional Notes are not fungible with the Notes (or any other tranche of Additional Notes) for U.S. federal income tax purposes, then such Additional Notes shall have different CUSIP numbers from the Notes (and any such other tranche of Additional Notes). Any Additional Notes and the existing Notes shall constitute a single series under the Indenture, and all references to the relevant Notes herein shall include the Additional Notes unless the context otherwise requires.

(c) The entire outstanding principal of the Notes shall be payable on October 15, 2030 unless earlier redeemed or repurchased in accordance with the provisions of the Indenture.

(d) The rate at which the Notes shall bear interest shall be 7.75% per annum. The date from which interest shall accrue on the Notes shall be October 15, 2025, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be April 30 and October 30 of each year, commencing October 30, 2025 (provided that, if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment shall be made on the next succeeding Business Day and no additional interest shall accrue as a result of such delayed payment); the initial interest period shall be the period from and including October 15, 2025, to, but excluding, the initial Interest Payment Date, and the subsequent interest periods shall be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be April 15 and October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Payment of principal of (and premium, if any, on) and any such interest on the Notes shall be made at the office of the Trustee located at 60 Livingston Avenue, St. Paul, MN 55107, Attention: BCP Investment Corporation (7.75% Notes Due 2030) or at such other address as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that, at the request of the registered Holder, the Company will pay the principal of (and premium, if any, on) and interest, if any, on the Notes by wire transfer of immediately available funds to an account at a bank in New York City, on the date when such amount is due and payable and as further set forth in Section 1001 of the Indenture; provided, further, however, that, so long as the Notes are registered to Cede & Co., such payment will be made by wire transfer in accordance with the procedures established by The Depository Trust Company and the Trustee. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

(e) The initial annual interest rate on the Notes of 7.75% per annum is subject to adjustment from time to time based on changes to the ratings of the Notes by one or more NRSROs (as defined below). The annual interest rate on the Notes will increase by 0.75% in excess of the initial rate beginning on the date of the occurrence of an Interest Rate Adjustment Event (as defined below) and until such date that an Interest Rate Adjustment Event is no longer continuing. Beginning on the date of the expiration of an Interest Rate Adjustment Event, the annual interest rate will revert to 7.75% per annum. The Company will use its commercially reasonable best efforts to maintain a rating from an NRSRO.

An “Interest Rate Adjustment Event” shall occur if on any day the Notes have either a Non-IG Rating (as defined below) or no rating from any NRSRO.

A “Non-IG Rating” will occur if as of any day (i) assuming the Notes are rated by only one NRSRO, the then most recent rating from such NRSRO is BB+ or lower, (ii) assuming the Notes are rated by only two NRSROs, the then lower of the most recent ratings from such NRSROs is a BB+ or lower, or (iii) assuming the Notes are rated by three or more NRSROs, the then second lowest of the most recent ratings from such NRSROs is BB+ or lower.

The ratings categories referred to in the preceding definitions are those used by Egan-Jones Ratings Company but are deemed to refer also to the equivalent ratings of any other NRSRO.

“NRSRO” means a Nationally Recognized Statistical Rating Organization as defined pursuant to Section 3(a)(62) of the Exchange Act (as defined below), in each case, whose ratings for senior indebtedness of issuers similar to the Company are authorized for use with, and recognized by, the Securities Valuation Office of the National Association of Insurance Commissioners (the “SVO”) and which rating shall (a) specifically describe the Notes, including their interest rate, maturity and CUSIP and (b) in the event such rating is a “private letter rating” (i) address the likelihood of payment of both the principal and interest of such Notes (which requirement shall be deemed satisfied if the rating is silent as to the likelihood of payment of both principal and interest and does not otherwise include any indication to the contrary), (ii) not include any prohibition against sharing such evidence with the SVO or any other regulatory authority having jurisdiction over the Holders of the Notes, and (iii) include such other information describing the relevant terms of the Notes as may be required from time to time by the SVO or any other regulatory authority having jurisdiction over the Holders of the Notes.

If the interest rate on the Notes is increased as described above, the term “interest,” as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires.

Promptly upon determination that an Interest Rate Adjustment Event has occurred or has ceased to exist, the Company will inform the Trustee in writing of the occurrence thereof and the interest rate as a result therefrom. Absent manifest error, the determination of the interest rate by the Company shall be binding and conclusive on the Holders, the Trustee, the calculation agent and the Company.

The Trustee shall not be responsible for and makes no representation as to any act or omission of any NRSRO or any rating with respect to the Notes. The Trustee shall have no obligation to independently determine or verify if any Interest Rate Adjustment Event has occurred or notify the Holders of any event dependent upon the rating of the Notes, or if the rating on the Notes has been changed, suspended or withdrawn by any NRSRO.

(f) The Notes shall be initially issuable in global form (each such Note, a “Global Note”). The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this Fifth Supplemental Indenture. Each Global Note shall represent the aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 203 and 305 of the Base Indenture.

(g) The depository for such Global Notes (the “Depository”) shall be The Depository Trust Company, New York, New York, until a successor shall have been appointed and become such person, and thereafter, Depository shall mean or include such successor. The Security Registrar with respect to the Global Notes shall be the Trustee.

(h) The Notes shall be defeasible pursuant to Section 1402 or Section 1403 of the Base Indenture. Covenant defeasance contained in Section 1403 of the Base Indenture shall apply to the covenants contained in Sections 1007, 1008 and 1009 of the Indenture. For the avoidance of doubt, Article Four of the Base Indenture also applies to the Notes.

(i) The Notes shall be redeemable pursuant to Section 1101 of the Base Indenture and as follows:

(i) The Notes shall be redeemable in whole or in part at any time or from time to time, at the option of the Company, at a Redemption Price (calculated by the Company and reported to the Trustee) equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but excluding, the Redemption Date:

(a)	100% of the principal amount of the Notes to be redeemed, or

(b)

the sum of the present value of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the Redemption Date) on the Notes to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points;

provided, however, that if the Company redeems any Notes on or after the Par Call Date, the Redemption Price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

For purposes of calculating the Redemption Price in connection with the redemption of the Notes, on any Redemption Date, the following terms have the meanings set forth below:

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.

“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Par Call Date” means April 15, 2030, which is the date that is six months prior to the maturity date of the Notes.

“Quotation Agent” means a Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealer” means each of any four primary U.S. government securities dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such Redemption Date. All determinations made by any Reference Treasury Dealer, including the Quotation Agent, with respect to determining the Redemption Price will be final and binding absent manifest error.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue (computed as of the third business day immediately preceding the redemption), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Redemption Price and the Treasury Rate will be determined by the Company.

(ii) Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Notes to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register; provided however that so long as the Notes are registered to Cede & Co., such notice shall be given in accordance with the procedures established by The Depository Trust Company and the Trustee. All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

(iii) Any exercise of the Company’s option to redeem the Notes shall be done in compliance with the Indenture and the Investment Company Act, to the extent applicable.

(iv) If the Company elects to redeem less than all of the Notes, the Trustee or, with respect to the Global Notes, the Depository shall determine the method for selecting the particular Notes to be redeemed, in accordance with Section 1103 of the Base Indenture, the Investment Company Act and the rules of any national securities exchange or quotation system on which the Notes are listed, in each case to the extent applicable; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000.

(v) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Notes called for redemption hereunder.

(j) The Notes shall not be subject to any sinking fund pursuant to Section 1201 of the Base Indenture.

(k) The Notes shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(l) Holders of the Notes shall not have the option to have the Notes repaid prior to the Stated Maturity, other than in accordance with Article Thirteen of the Indenture.

(m) The Notes are hereby designated as “Senior Securities” under the Indenture.

Section 1.02 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Company for Definitive Notes only if (i) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days after the date of such notice from the Depository or of such cessation, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) an Event of Default has occurred or is continuing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 1.02 or Sections 304 and 305 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 1.02(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 1.02(b) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with subsections (i) through (vi) below, as applicable, as well as one or more of the other following subsections, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 1.02(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 1.02(b)(i) above, the transferor of such beneficial interest must deliver to the Security Registrar (A) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 1.02 hereof.

Section 1.03 For purposes of this Fifth Supplemental Indenture, the following terms have the meanings set forth below:

“Applicable Procedures” means, with respect to any transfer, redemption, tender or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange.

“Global Notes” means, individually and collectively, each of the Global Notes, substantially in the form of Exhibit A hereto.

“interest” means, with respect to the Notes, interest, including any additional interest as set forth in Section 1.01(e), if any, on the Notes (regardless of whether so stated).

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Participant” means, with respect to the Depository, a Person who has an account with the Depository.

“Securities Act” means the Securities Act of 1933, as amended.

ARTICLE II

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time), whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by adding the following defined terms to Section 101 in appropriate alphabetical sequence, as follows:

“‘Below Investment Grade Rating Event’ means the Notes are downgraded below Investment Grade by the Rating Agency on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the sixty-day (60-day) period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by the Rating Agency); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at the Company’s request (acting at the direction of holders of a majority in principal amount of the Notes) that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).”

“‘Change of Control’ means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

(3) the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.”

“‘Change of Control Repurchase Event’ means the occurrence of a Change of Control and a Below Investment Grade Rating Event.”

“‘Controlled Subsidiary’ means any Subsidiary of the Company, fifty percent (50%) or more of the outstanding equity interests of which are owned by the Company and its direct or indirect Subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.”

“‘Exchange Act’ means the Securities Exchange Act of 1934, as amended, and any statute successor thereto.”

“‘GAAP’ means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.”

“‘Investment Company Act’ means the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations promulgated thereunder, to the extent applicable, and any statute successor thereto.”

“‘Investment Grade’ means a rating of BBB- or better by a Rating Agency.”

“‘Permitted Holders’ means (i) the Company, (ii) one or more Controlled Subsidiaries or (iii) Sierra Crest Investment Management LLC, any affiliate of Sierra Crest Investment Management LLC or any entity that is managed or advised by Sierra Crest Investment Management LLC or any of their affiliates.”

“‘Rating Agency’ means a NRSRO.

“‘Significant Subsidiary’ means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the date of this Indenture (but excluding any Subsidiary which is (a) a non-recourse or limited recourse Subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with the Company for purposes of GAAP).”

“‘Voting Stock’ as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.”

Section 2.02 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by replacing the definitions of “Business Day” and “Corporate Trust Office” in Section 101 with the following:

“‘Business Day’, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York or that Place of Payment or particular location are authorized or obligated by law or executive order to close.”

“‘Corporate Trust Office’ means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof for purposes of Section 1002 only is located at 60 Livingston Avenue, St. Paul, MN 55107, Attention: BCP Investment Corporation, and for all other purposes is located at 650 Madison Avenue, 3rd Floor, New York, New York 10022, Attention: BCP Investment Corporation, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).”

Section 2.03 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 104 of the Base Indenture shall be amended by replacing clause (d) thereof with the following:

“(d) If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date thirty (30) days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.”

ARTICLE III

REMEDIES

Section 3.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Section 501 of the Base Indenture shall be amended by replacing clause (2) thereof with the following:

“(2) default in the payment of the principal of (or premium, if any, on) any Security of that series when it becomes due and payable at its Maturity; or”

Section 3.02 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Section 501 of the Base Indenture shall be amended by replacing clause (6) thereof with the following:

“(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case or proceeding, or

(B) adjudges the Company bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, or

(C) appoints a Custodian of the Company or for all or substantially all of its property, or

(D) orders the winding up or liquidation of the Company,

and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or”.

Section 3.03 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article Five of the Base Indenture shall be amended by adding the following new clause (9) to Section 501 thereto, as set forth below:

“(9) default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50 million in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then Outstanding.”

Section 3.04 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Section 502 of the Base Indenture shall be amended by replacing the first paragraph thereof with the following:

“If an Event of Default (other than an Event of Default under Section 501(5) or Section 501(6)) with respect to the Notes at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may (and the Trustee shall at the written request of such Holders) declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable, but does not entitle any Holder to any redemption payout or redemption premium. If an Event of Default under Section 501(5) or Section 501(6) occurs, the entire principal amount of all the Notes will automatically become due and immediately payable.”

ARTICLE IV

COVENANTS

Section 4.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article Ten of the Base Indenture shall be amended by adding the following new Sections 1008, 1009, 1010 and 1011 thereto, each as set forth below:

“Section 1008. Section 18(a)(1)(A) of the Investment Company Act.

The Company hereby agrees that for the period of time during which the Notes are Outstanding, the Company will not violate Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act or any successor provisions thereto, giving effect to Section 18(e) and other provisions of the Investment Company Act, whether or not the Company continues to be subject to such provisions of the Investment Company Act, but giving effect, in either case, to any exemptive relief granted to the Company by the Commission.”

“Section 1009. Section 18(a)(1)(B) of the Investment Company Act.

The Company hereby agrees that, for the period of time during which the Notes are Outstanding, the Company shall not declare any dividend (except a dividend payable in stock of the Company), or declare any other distribution, upon a class of the Company’s capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, the Company has an asset coverage (as defined in the Investment Company Act) of at least the threshold specified in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, as such obligation may be amended or superseded, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and giving effect, in each case, (i) to any exemptive relief granted to the Company by the Commission and (ii) to any no-action relief granted by the Commission to another business development company (or to the Company if it determines to seek such similar no-action or other relief) permitting the business development company to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act, as such obligation may be amended or superseded, in order to maintain such business development company’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. For the avoidance of doubt, notwithstanding Section 18(g) of the 1940 Act regarding the use of the term “senior security” in Section 18(a)(1)(B) of the 1940 Act, the Notes, and any and all other indebtedness of the Company, including any promissory note or other evidence of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed, and any such indebtedness attributable to the Company’s subsidiaries, shall be deemed a “senior security” of the Company.

“Section 1010. Commission Reports and Reports to Holders.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, the Company agrees to furnish to the Holders of the Notes and the Trustee for the period of time during which the Notes are Outstanding: (i) within ninety (90) days after the end of each fiscal year of the Company, audited annual consolidated financial statements of the Company and (ii) within forty-five (45) days after the end of each fiscal quarter of the Company (other than the Company’s fourth fiscal quarter), unaudited interim consolidated financial statements of the Company. All such financial statements shall be prepared, in all material respects, in accordance with GAAP.”

“Section 1011. Rating of the Notes.

The Company shall, for the period of time during which the Notes are outstanding, use its commercially reasonable efforts to maintain a Notes rating from the Rating Agency at all times.”

ARTICLE V

REDEMPTION OF SECURITIES

Section 5.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Section 1103 of the Base Indenture shall be amended by replacing the first paragraph thereof with the following:

“If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee, or by the Depository in the case of global Securities, in compliance with the requirements of DTC, from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, in compliance with the requirements of the principal national securities exchange on which the Securities are listed (if the Securities are listed on any national securities exchange), or if the Securities are not held through DTC or listed on any national securities exchange, or DTC prescribed no method of selection, by such method as the Trustee shall deem fair and appropriate and subject to and otherwise in accordance with the procedures of the applicable Depository; provided that such method complies with the rules of any national securities exchange or quotation system on which the Securities are listed, and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series.”

ARTICLE VI

REPAYMENT AT THE OPTION OF HOLDERS

Section 6.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article Thirteen of the Base Indenture shall be amended by replacing Sections 1301 to 1305 with the following:

“Section 1301. Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, unless the Company shall have exercised its right to redeem the Notes in full, the Company shall make an offer to each Holder of Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount) of that Holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest, on the Notes repurchased to, but excluding, the date of repurchase. Within thirty (30) days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date shall be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company shall comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 1301, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1301 by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the Investment Company Act, the Company will, to the extent lawful:

(a) accept for payment all Notes or portions of Notes properly tendered pursuant to its offer;

(b) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(c) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

The Paying Agent, upon receipt of a Company Order, will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and upon receipt of a Company Order, the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If any Repayment Date upon a Change of Control Repurchase Event falls on a day that is not a Business Day, then the required payment will be made on the next succeeding Business Day and no additional interest will accrue as a result of such delayed payment.

The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in respect of the Notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.”

ARTICLE VII

MEETINGS OF HOLDERS OF SECURITIES

Section 7.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 1505 of the Base Indenture shall be amended by replacing clause (c) thereof with the following:

“(c) At any meeting of Holders, each Holder of a Security of such series or proxy shall be entitled to one vote for each $2,000 principal amount of the Outstanding Securities of such series held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.”

ARTICLE VIII

PAYMENT

Section 8.01 Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 1001 of the Base Indenture shall be amended by adding the following at the end of such Section:

“Alternatively, at the request of the registered Holder, the Company will pay the principal of (and premium, if any, on) and interest, if any, on the Notes by wire transfer of immediately available funds to an account at a bank in New York City, on the date when such amount is due and payable. To request payment by wire transfer, the registered Holder must give the Paying Agent appropriate transfer instructions at least 15 Business Days before the requested payment is due. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person who is the registered Holder on the relevant Regular Record Date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in accordance with this Section.”

ARTICLE IX

MISCELLANEOUS

Section 9.01 This Fifth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of laws. This Fifth Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Section 9.02 In case any provision in this Fifth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.03 This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Fifth Supplemental Indenture. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.

Section 9.04 The Base Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this Fifth Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Fifth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Fifth Supplemental Indenture.

Section 9.05 The provisions of this Fifth Supplemental Indenture shall become effective as of the date hereof.

Section 9.06 Notwithstanding anything else to the contrary herein, the terms and provisions of this Fifth Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), and this Fifth Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding.

Section 9.07 For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Notes must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 9.08 The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Fifth Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof. In acting hereunder and with respect to the Notes, the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture, including, without limitation, its right to be indemnified, are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full. This Fifth Supplemental Indenture may be executed in any number of counterparts (including by facsimile or other electronic means), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Counterparts may be executed and delivered via facsimile, email or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

BCP INVESTMENT CORPORATION

By:	/s/ Brandon Satoren
Name:	Brandon Satoren
Title:	Chief Financial Officer, Secretary and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Steven J. Gomes
Name:	Steven J. Gomes
Title:	Vice President

[Signature Page to Fifth Supplemental Indenture]

Exhibit A — Form of Global Note

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BCP Investment Corporation

No.	$
CUSIP No. 73688F AE2
ISIN No. US73688FAE25

7.75% Notes due 2030

BCP Investment Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of (U.S. $    ) on October 15, 2030, and to pay interest thereon from October 15, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 30 and October 30 in each year, commencing October 30, 2025, at the rate of 7.75% per annum (such rate subject to adjustment as set forth in Section 1.01(e) of the Supplemental Indenture), until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be April 15 and October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of the principal of (and premium, if any, on) and any such interest on this Security shall be made upon presentment of this Security at the office of the Trustee located at 60 Livingston Avenue, St. Paul, MN 55107, Attention: BCP Investment Corporation (7.75% Notes Due 2030) or at such other address as designated by the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, however, that, at the request of the registered Holder, the Company will pay the principal of (and premium, if any, on) and interest, if any, on the Securities by wire transfer of immediately available funds to an account at a bank in New York City, on the date when such amount is due and payable and as further set forth in Section 1001 of the Indenture; provided further, however, that so long as this Security is registered to Cede & Co., such payment shall be made by wire transfer in accordance with the procedures established by The Depository Trust Company and the Trustee.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed.

Dated:

BCP INVESTMENT CORPORATION

By:
Name:
Title:

Attest

By:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

BCP Investment Corporation

7.75% Notes due 2030

This Security is one of a duly authorized issue of Senior Securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 10, 2012 (herein called the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as supplemented by the Fifth Supplemental Indenture, dated as of October 15, 2025, by and between the Company and the Trustee (herein called the “Fifth Supplemental Indenture,” the Fifth Supplemental Indenture and the Base Indenture collectively are herein called the “Indenture”). In the event of any conflict between the Base Indenture and the Fifth Supplemental Indenture, the Fifth Supplemental Indenture shall govern and control.

This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $75,000,000. Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities of this series (in any such case “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities; provided that, if such Additional Securities are not fungible with the Securities (or any other tranche of Additional Securities for U.S. federal income tax purposes, then such Additional Securities will have a different CUSIP numbers from the Securities (and any such other tranche of Additional Securities). Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

The Securities of this series are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, at a Redemption Price (calculated by the Company and reported to the Trustee) per Security equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but excluding, the Redemption Date:

(a) 100% of the principal amount of the Notes to be redeemed, or

(b) the sum of the present value of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the Redemption Date) on the Notes to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points;

provided, however, that if the Company redeems any Securities on or after April 15, 2030, the Redemption Price for the Securities will be equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

For purposes of calculating the Redemption Price in connection with the redemption of the Securities, on any Redemption Date, the following terms have the meanings set forth below:

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities being redeemed.

“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means a Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealer” means each of any four primary U.S. government securities dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding such Redemption Date. All determinations made by any Reference Treasury Dealer, including the Quotation Agent, with respect to determining the Redemption Price will be final and binding absent manifest error.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue (computed as of the third business day immediately preceding the redemption), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Redemption Price and the Treasury Rate will be determined by the Company.

Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Securities to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register; provided however that so long as the Notes are registered to Cede & Co., such notice shall be given in accordance with the procedures established by the Depository Trust Company and the Trustee. All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

Any exercise of the Company’s option to redeem the Securities shall be done in compliance with the Indenture and the Investment Company Act, to the extent applicable.

If the Company elects to redeem only a portion of the Securities, the Trustee or, with respect to global Securities, the Depository will determine the method for selecting the particular Securities to be redeemed, in accordance with Section 1.01 of the Fifth Supplemental Indenture and Section 1103 of the Indenture. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Securities called for redemption. Holders will have the right to require the Company to repurchase their Securities upon the occurrence of a Change of Control Repurchase Event as set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing (other than Events of Default under Section 501(5) or Section 501(6) of the Indenture), the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default under Section 501(5) or Section 501(6) of the Indenture occurs the entire principal amount of the Securities of this series will automatically become due and immediately payable.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, security, or both, reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange of Securities, but the Company, the Trustee, or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, or the Security Registrar and any agent of the Company, the Trustee, or the Security Registrar shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee, the Security Registrar, or any agent thereof shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Indenture and this Security shall be governed by and construed in accordance with the law of the State of New York without regard to principles of conflicts of laws.